Exhibit 99.1

The expenses to be incurred by CMS Energy Corporation relating to the offering of $30,000,000 principal amount of its 5.875% Junior Subordinated Notes due 2078, under CMS Energy Corporation’s Registration Statement on Form S-3 (Registration No. 333-216355) and a related prospectus supplement filed with the Securities and Exchange Commission and dated September 20, 2018 are estimated to be as follows:

Estimated Fees

SEC Registration Fee (1)	$0
Services of Independent Registered Public Accounting Firms	5,000
Legal Fees and Expenses	$10,000
Rating Agency Fees	46,050
Printing and Delivery Expenses	$8,000
Total	$69,050

(1) SEC Registration Fee with respect to the 5.875% Junior Subordinated Notes due 2078 was previously paid on September 26, 2018.